UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2004

ENER1, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-21138	59-2479377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Cypress Creek Road, Suite 100
Ft. Lauderdale, Florida
(Address of principal executive offices)

33309
(Zip Code)

(954) 556-4020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On October 20, 2004, Ener1, Inc. (“Ener1”) Ener1 Battery Company (“Ener1 Battery”), Ener1 Ukraine (“Ener1 Ukraine,” and together with Ener1 and Ener1 Battery the “Ener1 Companies”), Delphi Automotive Systems, LLC (“Delphi Automotive”) and Delphi Technologies, Inc. (“Delphi Tech,” and together with Delphi Automotive, the “Delphi Companies”) completed a series of transactions pursuant to which they combined their lithium battery operations into a newly organized Delaware corporation, EnerDel, Inc. (“EnerDel”), pursuant to a Formation, Subscription and Stockholders’ Agreement by and between Delphi Automotive and Ener1 (the “Formation Agreement”) and other related agreements.

        Ener1 received 80.5% of EnerDel’s issued and outstanding shares of common stock in consideration for the contribution by the Ener1 Companies of the following assets to EnerDel: (i) $15,000,000 in cash; (ii) the right to use certain lithium battery manufacturing-related equipment in Ener1 Battery’s Ft. Lauderdale manufacturing facility, along with a nominally-priced purchase option for such equipment, which option is exercisable only upon termination of the security interest granted in favor of the holders of Ener1‘s 5% Senior Secured Convertible Debentures due 2009; (iii) Ener1 Battery’s battery-related intellectual property portfolio, which is licensed back to Ener1 Battery for non-lithium battery uses under an exclusive, perpetual and royalty-free license; and (iv) Ener1 Ukraine’s battery-related intellectual property portfolio, which is licensed back to Ener1 Ukraine for non-lithium battery uses under an exclusive, perpetual and royalty-free license. In addition, Ener1 Battery agreed to make available to EnerDel space in Ener1 Battery’s building in Fort Lauderdale, Florida containing Ener1‘s above-described battery manufacturing-related equipment, and licensed to EnerDel certain vapor deposition technology for lithium battery use.

        The Delphi Companies received (i) 19.5% of EnerDel’s issued and outstanding shares of common stock, (ii) 8,000 shares of EnerDel’s 8.25% Series A Preferred Stock with an aggregate liquidation value of $8,000,000 (the “Series A Preferred Stock”), (iii) immediately exercisable warrants with a ten year term to purchase up to 1,750,000 shares of common stock of Ener1 for $0.70 per share, and (iv) immediately exercisable warrants with a ten year term to purchase up to 5,250,000 shares of common stock of Ener1 for $1.00 per share. During the first three years following the issuance of the Ener1 warrants described above, Delphi may not sell more than 1.75 million shares of Ener1 granted upon exercise of such warrants. The EnerDel Series A Preferred Stock is exchangeable, at any time prior to January 31, 2005, at the option of the holder, into up to 6,956,521 shares of the common stock of Ener1, based on an exchange rate of 869.5652 shares of Ener1 common stock for each share of EnerDel Series A Preferred Stock. The EnerDel Series A Preferred Stock must be redeemed by EnerDel for cash, at the liquidation value plus accrued and unpaid dividends upon certain circumstances (including the completion of an initial public offering of EnerDel's common stock) and, if not redeemed within four (4) years after issuance, then at the holder's option, must be redeemed by EnerDel at the liquidation value plus accrued and unpaid dividends in exchange for cash, an EnerDel promissory note, or a combination of both, at EnerDel’s option, such note to be payable in four equal quarterly installments and bearing interest at 8.25% per annum.

        In consideration of the foregoing, the Delphi Companies contributed to EnerDel their lithium battery-related manufacturing equipment and their lithium battery-related patent portfolio, which is licensed back to the Delphi Companies for non-lithium battery uses under an exclusive, perpetual and royalty-free license. In addition, the Delphi Companies entered into an agreement with EnerDel pursuant to which EnerDel subleased those portions of the Delphi Group’s Indianapolis facilities that contain lithium battery operations.

        Pursuant to the Registration Rights Agreement dated as of October 20, 2004 by and between Ener1 and Delphi Automotive, the Ener1 shares of common stock issuable upon exercise of the warrants are subject to demand, piggyback and other registration rights. Pursuant to the Registration Rights Agreement dated as of October 20, 2004 by and between EnerDel, Delphi Automotive and Ener1, the EnerDel shares of common stock issued in the transaction are subject to certain demand, piggyback and other registration rights. In addition, pursuant to the Formation Agreement, Ener1 and Delphi have agreed to provide one another with certain tag-along rights and rights of first refusal in the event either party desires to sell any of its respective EnerDel securities received in the transaction.

        The securities issued in the transactions set forth above were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 as sales of securities not involving a public offering.

        Ener1 and Delphi each agreed not to compete with EnerDel during the period commencing with the Closing and ending on the seventh (7th) anniversary thereof, in any manner and in any capacity (whether on such Investor’s own behalf or on behalf of any other person, corporation, partnership, venture or any other venture or form of business), worldwide, subject to limited exceptions.

        EnerDel’s chief executive officer will be designated by Ener1 and its board of directors will consist of six directors, one of whom initially will be selected by Delphi and the other members will be selected by Ener1.

        Pursuant to transitional services agreements between EnerDel and each of Ener1 and Delphi, Ener1 and Delphi will provide services to EnerDel for fees specified in the agreements for a transitional period, including facilities-related services provided by Delphi, management and administrative services provided by Ener1 and technical and engineering services provided by Delphi employees. Either party to each of these transitional services agreements can terminate such agreement for any reason upon no more than sixty (60) days’ notice.

Item 2.01 Completion of Acquisition or Disposition of Assets.

        The response to Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

        The response to Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

        The following is filed as an exhibit to this Current Report:

10.1	Formation, Subscription and Stockholders' Agreement, dated as of October 20, 2004, by and between Ener1, Inc. and Delphi Automotive Systems, LLC

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2004	Ener1, Inc. (Registrant) BY: /S/ Kevin Fitzgerald —————————————— Kevin Fitzgerald Chief Executive Officer

EXHIBIT INDEX

10.1 Formation, Subscription and Stockholders’ Agreement, dated as of October 20, 2004, by and between Ener1, Inc. and Delphi Automotive Systems, LLC